As filed with the Securities and Exchange Commission on December 16, 2013

Registration No. 333-191904

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL MOVERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	4700	33-1229787
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

125 Beech Hall Road

London, Greater London E4 9NN, UK

Telephone No.: +44 20 3734 7531

Email.: shahzad@universal-movers.com

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

EastBiz.com, Inc.

5348 Vegas Dr

Las Vegas, Nevada 89108

(702) 871-8678

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Email.: tpuzzo@msn.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered(1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	3,000,000	(2)	$0.02	(2)	$60,000	$8.18
TOTAL	3,000,000		$0.02		$60,000	$8.18

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

UNIVERSAL MOVERS CORPORATION

3,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 3,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Universal Movers Corporation., a Nevada company (“we”, “us”, “our”, “Universal Movers”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12 months period or extend the offering for up to 180 days following the expiration of the 12 months offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 3,000,000 shares is a “best efforts” offering, which means that our sole officer and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering.  There is no minimum number of shares required to be sold to close the offering.  Proceeds from the sale of the shares will be used to fund the initial stages of our business development.  We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our sole officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$0.02	Not Applicable	$15,000	$30,000	$45,000	$60,000
Totals	$0.02	Not Applicable	$15,000	$30,000	$45,000	$60,000

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $0.02 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange

Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2013.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Universal Movers Corporation” refer to Universal Movers Corporation unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Universal Movers Corporation was incorporated on September 9, 2013, under the laws of the State of Nevada, for the purpose of providing moving and storage services.

We are a development stage company that has not realized any revenues to date, and our accumulated deficit as of September 30, 2013 is $2,425.  To date we have raised an aggregate of $6,000 through a private placement of our securities. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at 125 Beech Hall Road London, Greater London E4 9NN, UK. Our telephone number is +44 20 3734 7531.  We intend to provide our moving and storage services to resident and commercial areas in London, UK, and also plan to secure a storage facility upon the completion of our public offering in London, UK, as well.   To implement our business plan we require a minimum funding of $45,000 over the next twelve months.

We are in the early stages of developing our business, for the purpose of providing moving and storage services.  Our plan of operations over the 12 month period following successful completion of our offering of $60,000 is to use (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended, (iii) $5,000 to setup a small office and storage facility, (iv) $5,000 to pay a salary to Shahzad Ahmed, our President and sole director, (v) $5,000 for purchasing of moving equipments, (vi) $20,000 for purchasing/leasing of a used 5 ton truck, (vii) $5,000 for website development and marketing, and (viii) $5,000 for purchasing insurance for storage facility and truck.

In the event that we raise $45,000, we will use such funds as follows:  (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended, (iii) $5,000 to setup a small office and storage facility, (iv) $5,000 to pay a salary to Shahzad Ahmed, our President and sole director, (v) $5,000 for purchasing of moving equipments, and (vi) $15,000 for purchasing/leasing of a used 5 ton truck.

In the event that we raise $30,000, we will use such funds as follows:  (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended,

(iii) $5,000 to setup a small office and storage, (iv) $5,000 to pay a salary to Shahzad Ahmed, our President and sole director, and (v) $5,000 for purchasing of moving equipments.

In the event that we raise $15,000, we will use such funds as follows:  (i) $7,500 for legal and accounting fees, and (ii) $7,500 for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.  See “Use of Proceeds” on page 14.

We plan to raise the additional funding for our twelve month business plan by way of private debt or equity financing, is to seek for additional funding beyond the minimum required by our plan regardless of the amount we raise through this offering, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our twelve month business plan.

The reasons of our sole officer and director to make the Company become a public company is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQB tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act which he estimates will be $15,000 throughout the year and the reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, opening a corporate bank account, the initial equity funding by our sole officer and sole director, development of our business plan and registering our domain name "www.universal-movers.com" but the website is not developed and is currently under construction.  We received our initial funding of $6,000 through the sale of common stock to our President and sole director, who purchased 6,000,000 shares of common stock at $0.001 per share.

Our financial statements from inception on September 9, 2013 through September 30, 2013 report no revenues and a net loss of $2,425. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Shahzad Ahmed, our President, sole director and sole officer did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and Mr. Ahmed also confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 12 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a  penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from September 9, 2013 (Inception) to September 30, 2013. Our working capital deficit as at September 30, 2013 was $2,425.

September 30, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	5,991
Total Assets	5,991
Total Liabilities	2,416
Total Stockholder’s Equity (Deficit)	(3,575)
Accumulated From September 9, 2013
(Inception) to September 30, 2013 ($)
Statement of Operations
Total Expenses	2,425
Net Loss for the Period	(2,425)
Net Loss per Share	0.00

The Offering

Securities offered:	3,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.02
Duration of offering:	The 3,000,000 shares of common stock are being offered for a period of 12 months.
Net proceeds to us:	$60,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.
Shares outstanding prior to offering:	6,000,000
Shares outstanding after offering:	9,000,000
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

The company's monthly burn rate currently is $500. We anticipate at the current rate the capital will only last us for two quarter's as we have to pay for the ongoing cost of being a reporting issuer under the Securities Exchange Act. Shahzad Ahmed our sole officer and sole director has agreed to loan us the funds for use to continue keeping our reporting status. Our current cash balance as of December 16, 2013 is $4,627.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISK FACTORS RELATED TO OUR BUSINESS

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated October 17, 2013, our independent registered public accounting firm David A. Aronson, CPA, P.A., stated that our financial statements for the year ended September 30, 2013 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (September 9, 2013) to September 30, 2013 we incurred a net loss of $2,425. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations.  To implement our business plan we require a minimum funding of $45,000 over the next twelve months. After twelve months period we may need additional financing.   If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.  Shahzad Ahmed, our President, Treasurer, sole officer and sole director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company and there is also no guarantee that he will continue to loan the funds to the company in the future as well.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on September 9, 2013 and have very limited operations. We have not realized any revenues to date. Our proposed business of providing moving and storage services is under development, and we are not ready yet to offer our services to customers.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception (September 9, 2013) to September 30, 2013 is $2,425.  Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our proposed services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

We have minimal operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage as a moving and storage company and are presently engaged in limited activities. We had minimal operations and generated no operating revenues since inception. We have no operating history upon which an evaluation of our future success or failure can be made. As of our year ended September 30, 2013, we had an accumulated deficit of $2,425. We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to market our services and have more people use our services. Based upon current plans, we expect to incur significant operating losses in future periods. Failure to generate revenues will cause us to suspend or cease operations.

A better financed company can provide services identical to ours and may be able to offer such services at a more competitive price.

We will face immense competition from well-established companies and small independent companies likes our self because those companies will have been in business longer than us and will be better financed companies that can provide services identical to ours and may also be able to offer such services as us at a more competitive price. We will also have a more difficult time to obtain customer's as the customer's will be more inclined to use the services of a well financed company that can offer the same services as us. Companies in our industry appear to consist of mostly non-public companies. A small company like ours in this industry with the added expenses of being a reporting company under the Securities Exchange Act will have a competitive disadvantage to non-public company as they won't have the expenses of being a reporting company and can use that money to better finance themselves.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and sole director. We depend entirely on Shahzad Ahmed for all of our operations. The loss of Mr. Ahmed would have a substantial negative effect on our company and may cause our business to fail. Mr. Ahmed has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Ahmed’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and sole director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

It may not be possible to have adequate internal controls because Shahzad Ahmed our sole officer and sole director occupies all of the corporate positions.

Because our sole officer and sole director Shahzad Ahmed currently occupies all of the corporate positions, it will not be possible to have adequate internal controls. Our sole officer and sole director will have full control over any corporate action the company takes. Because our sole officer and sole director Shahzad Ahmed, currently occupies all of the corporate positions there may not be any funds available for net income because he will be able to determine his salary and perquisites with the funds.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our services and have yet to generate revenues. While we have plans for marketing our services and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of providing moving and storage services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and sole director, Shahzad Ahmed, to build our customer base.  Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services for moving or storage.  Prospective customers will be less likely to use our moving and storage services than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our moving and storage services.  We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide moving and storage services by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.  We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Because our current president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Shahzad Ahmed, our sole officer and a sole director, currently devotes approximately twenty hours per week providing management services to us. The other business activities of our sole officer and sole director are event promotion. Our sole officer and sole director will devote fulltime to us upon the effectiveness of this registration statement.  Shahzad Ahmed, our sole officer and sole director has no potential conflict of interest in relation to his other activities.  The loss of Mr. Ahmed to our company could negatively impact our business development.

Current management’s lack of experience in and with the moving and storage business means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and sole director has no prior business experience in the moving and storage services.  Additionally, our sole officer and sole director does not have a college or university degree, or other educational background in the moving and storage business.  More specifically, our sole officer and sole director lacks training and experience with marketing and selling our services to customers. With no direct training in the moving and storage business, our sole officer and sole director may not be fully aware of many of the specific requirements related to the moving and storage business. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and sole director’s future possible mistakes, lack of sophistication, judgment or experience in the moving and storage business.

Because our principal assets are located outside of the United States and Shahzad Ahmed our sole officer and sole director, resides outside of the United States, it may be difficult for any investor to enforce any right based on United States Federal Securities Laws against us and/or Mr. Ahmed, or to enforce a judgment rendered by a United States court against us or Mr. Ahmed.

Our principal operations and assets are located outside of the United States, and Shahzad Ahmed, our sole officer and sole director is a non-resident of the United States.  Therefore, it may be difficult to effect service of process on Mr. Ahmed in the United States, and it may be difficult to enforce any judgment rendered against Mr. Ahmed.  As a result, it may be difficult or impossible for an investor to bring an action against Mr. Ahmed, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of United Kingdom may render that investor unable to enforce a judgment against the assets of Mr. Ahmed. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations there under. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We estimate our additional costs that we will incur as a public company will be $15,000 yearly.   The incurrence of such costs will be an expense to our operations and therefore have a negative effect on our ability to meet our overhead requirements and earn a profit. If we don't raise the minimum 25% from this offering, the company would be required to cease business operations and as a result, investors would lose all of their investment.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30 , and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

▪

Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

▪

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

▪

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company.  In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our President, a sole officer and a sole director, Shahzad Ahmed, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Ahmed has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 3,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 3,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 3,000,000 shares, the Company may not raise $60,000 to implement its planned business and your entire investment could be lost

The Company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise $60,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Our sole officer and a sole director, Shahzad Ahmed, owns 6,000,000 shares, or 100%, of our outstanding common stock. After the offering is completed, if maximum numbers of shares are sold, our sole officer and director will own 67% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, Mr. Ahmed will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of December 16, 2013, the Company had 6,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 69,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the Company.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of director.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.  The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

USE OF PROCEEDS

Our public offering of 3,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $60,000 as anticipated.

	If 25% of Shares Sold		If 50% of Shares Sold		If 75% of Shares Sold		If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING(1)		$15,000		$30,000		$45,000	$60,000
Legal and Accounting fees		$7,500		$7,500		$7,500	$7,500
Costs associated with being a “reporting issuer”		$7,500		$7,500		$7,500	$7,500
Set up office & Storage facility	$			$5,000		$5,000	$5,000
Salary for Officer/President	$			$5,000		$5,000	$5,000
Purchase of moving equipment	$			$5,000		$5,000	$5,000
Purchase/lease of a used 5 ton truck	$		$			$15,000	$20,000
Website development and Marketing	$		$		$		$5,000
Purchasing insurance	$		$		$		$5,000
Total		$15,000		$30,000		$45,000	$60,000

(1)

Expenditures for the 12 months following the completion of this offering.  The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 3,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 3,000,000 shares is fixed at $0.02 per share.  This price is significantly higher than the average approximately $0.001 price per share paid by Shahzad Ahmed, our sole officer and sole director, for the 6,000,000 shares of common stock he purchased on September 13, 2013.  Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.  As of September 30, 2013, the net tangible book value of our shares of common stock was $3,575 or $0.0005 per share based upon 6,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0005
Potential gain to existing shareholders net of offering expenses	$58,483
Net tangible book value per share after offering	$0.006
Increase to present stockholders in net tangible book value per share after offering	$0.005
Capital contributions	$6,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering held by existing stockholders	3,000,000
Percentage of ownership after offering	66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.005
Capital contributions	$60,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.004
Capital contributions	$45,000
Percentage of capital contributions	88%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	27.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.002
Capital contributions	$30,000
Percentage of capital contributions	83%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	20.0%

 Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.001
Capital contributions	$15,000
Percentage of capital contributions	71%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	11.1%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 3,000,000 Shares

Universal Movers Corporation has 6,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Shahzad Ahmed will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ahmed is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ahmed will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ahmed is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ahmed will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ahmed will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Universal Movers Corporation will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Universal Movers Corporation has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the

Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. Universal Movers Corporation will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12 months period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of December 16, 2013, there were 6,000,000 shares of our common stock issued and outstanding that were held by our sole officer and sole director and no shares of preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Rule 144 Shares

As of the date of this prospectus, we have issued 6,000,000 shares.  Shahzad Ahmed, our President, Treasurer, sole officer and director beneficially owns 6,000,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

▪

We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

▪

We have filed all Exchange Act reports required for at least 12 consecutive months; and

▪

If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000.  If fewer shares at lesser value are sold, no Form 144 is required.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Law Offices of Thomas E. Puzzo, PLLC has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by David A. Aronson, CPA, P.A., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization within the last five years

On September 9, 2013, the Company was incorporated under the laws of the State of Nevada. We were formed for the purpose of providing moving and storage services. We are in the development stage, and have not realized any revenues from our operations.

Shahzad Ahmed has served as our President, Chief Executive Officer, Secretary and Treasurer, from September 9, 2013, until the current date. Our board of director is comprised of one person: Shahzad Ahmed.  Mr. Ahmed does not have any intention to, and has no present intention to, agree to purchase Universal Movers Corporations shares or serve as an officer or director of Universal Movers Corporation at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On September 13, 2013, we issued 6,000,000 shares of common stock to our sole officer and director. Mr. Ahmed purchased such 6,000,000 shares at a purchase price of $0.001 per share, for an aggregate purchase price of $6,000.

If we do not generate any revenue, we need a minimum of $15,000 of additional funding to pay for legal and accounting fees and for costs associated with Securities Exchange Commission filing requirements, and that although Mr. Ahmed has agreed to loan us the funds, he has no legal obligation to do so.  If we do not generate any revenue and Mr. Ahmed does not loan us the funds, we will try to secure a bank loan or have a private offering of our shares.

General

We were incorporated on September 9, 2013 in the State of Nevada.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since incorporation, we have not made any significant purchase or sale of assets.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, opening a corporate bank account, the initial equity funding by our sole officer and sole director, development of our business plan and registering our domain name "www.universal-movers.com" but the website is currently under construction.  We received our initial funding of $6,000 through the sale of common stock to Shahzad Ahmed our President, Treasurer, sole officer and director, who purchased 6,000,000 shares of common stock at $0.001 per share.

Our financial statements from inception (September 9, 2013) through our first fiscal year ended September 30, 2013 report no revenues and a net loss of $2,425.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of providing moving and storage services. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan we require a minimum funding of $45,000 over the next twelve months. After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.  Shahzad Ahmed, our President, Treasurer, sole officer and sole director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company and there is also no guarantee that he will continue to loan the funds to the company in the future as well.  We have no revenues and have incurred losses since inception. The Company’s principal offices are located at 125 Beech Hall Road London, Greater London E4 9NN, UK.  Our telephone number is +44 20 3734 7531.

Our operations to date have been devoted primarily to start-up and development activities, which include:

▪

Formation of the Company;

▪

Opening a corporate bank account;

▪

The initial equity funding by our sole officer and sole director;

▪

Development of our business plan; and

▪

Registered our domain name "www.universal-movers.com" but the website is not developed and is currently under construction.

We estimate our start-up expense to be $35,000 before we commence our operations.  The items we need to acquire prior to commencing our operations are as follows.  In the initial three months after completing our public offering we will setup up an office and a small storage facility for operations and storage.  In the next three months upon completion of securing a storage facility, we plan to buy used or lease a 5 ton truck, purchase insurance for our truck, our storage facility, our employees and for our customers belongings we move. After that we plan to purchase the following moving equipments; Trolleys, safety belts, blankets, bubble wrap, moving cardboard boxes, platform dollies, straps, and tape. The estimated time to complete all this and commence our operations is six months from the time we complete our public offering.

Services Description

We intend to be in the business of providing moving and storage services.  As with any moving company, we will have a set rate of charges we will charge per millage and this will all be displayed on our website once its developed.  We will also offer a webpage for a customer to request a quote if they will not like to pay per millage.  As we will be new in the business we will require full payments from our customers before moving or storage of their belongings. Our potential customers will have two options to pay: They will have a option to pay online when they will be given a quote or by check/money order upon arrival before we commence our services.  We intend to provide our moving and storage services to resident and commercial areas in London, UK, and also plan to secure a storage facility upon the completion of our public offering in London, UK, as well.

We plan to hire no employees in the initial stages of developing our business as Shahzad Ahmed, our sole officer and sole director plans to do all the initial moving and storage services himself.  He plans to hire temporary employees on a needed basis as the business is starting off and he is trying to market the services to potential customers.  Upon having our business established and having regular customers, the company plans to hire three fulltime employees and two temporary employees who will be called in to work if there is more work load than the other employees can handle.  We plan to handle our employees compensation costs by paying them per hourly rate as with the industry standard.  We also plan to lease out more 5 ton tucks as the business gets established and we get more moving and storage contracts.

Marketing Our Services

We plan to market our services following the completion of our offering. Our services will be promoted by our President, Treasurer, sole officer and director, Shahzad Ahmed and through our website. Our methods of communication will include: phone calls, emails, regular mails, flyers and pamphlets outlining our services.  We will ask our satisfied customers for referrals.  To draw attention from potential customers we plan to market and advertise our company though social networking. We intend to use Facebook, Twitter, Vine and YouTube to spread information about our moving and storage services.

Our website is currently under construction. We have only registered our domain www.universal-movers.com.  We will be using our website to promote our services.  Our website will display all of our services that we will provide, it will also display the charges we will charge per millage or per hour for our services that we provide. We also will have a "request a quote" page where a potential customer will be also to find out how much it will cost them to use our services. We plan to have our website up and running by the seventh month after our completion of our public offering and we estimate our website will cost us around $2,500 to complete at the most.

Competition

Our competitors will include all of the London, UK companies providing moving and storage services in London, UK. We will not be differentiating ourselves from the other moving and storage companies, but merely competing with them. The moving and storage industry is very competitive, and may be difficult to break through. Our competitive position within the industry is small in light of the fact that we have not started our operations. Older, well-established companies, companies with substantial customer bases, longer operating histories and better financial positions currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of the moving and storage services that we intend to provide. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be to provide the same moving and storage services at a lower cost than our competitors can.

Employees

We currently have no employees. Our sole officer and sole director is a non-employee officer that handles the companies day to day operations.

Insurance

We do not maintain any insurance as of now but we plan to secure insurance prior to commencing our operations, for our storage facility, our 5 ton truck, insurance for our customers belongings and also plan to have insurance for our employees in case of an injury once we are ready to offer our services.  We estimate the cost of such insurance will be $5,000.  As of now we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Shahzad Ahmed our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis as the business grows.

Offices

The Company’s principal offices are located at 125 Beech Hall Road London, Greater London E4 9NN, UK..  Mr. Ahmed is providing us this office space free of charge.  This location will serve as our primary executive offices for the foreseeable future.  Our telephone number is +44 20 3734 7531.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

However once we start providing our moving and storage services we will be required to comply with all regulations, rules and directives of governmental authorities and agencies. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business and do not need to demonstrate that.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of  the  Company,  any  owner  of  record  or  beneficially  of  more  than 5% of  any  class of voting securities of the

Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of December 16, 2013, the Company had 6,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Director and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Director. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “ BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance is $5,991 as of September 30, 2013. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.  If we do not raise additional funds our current cash balance will not even last a year once we are a public company.  We anticipate at the current burn rate of $500 a month our capital will only last us for two quarter's as we have to pay for the ongoing costs of being a reporting issuer under the Securities Exchange Act.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Setup up office and a small storage facility

Time frame: 1st to 3rd months

Cost: $5,000

▪

In the first, second and third months after completion of our offering if maximum number of shares sold, we plan to set up an office and a small storage facility for operations and storage. Our sole officer and director will handle our administrative duties.

Purchase/Lease of a used 5 ton truck; Purchase of moving equipments; and Purchasing insurance

Time frame: 3rd to 6th months

Cost: $30,000

▪

In the fourth, fifth, and sixth months after completion of our offering, we plan to buy used or lease a 5 ton truck for moving purposes.  We also plan to purchase all the necessary moving equipments that will allow us to make moving and storage more efficient for our customers and for us. Following that we also plan to purchase insurance for the following.  We will purchase insurance for our storage facility, insurance for our 5 ton truck, insurance for our customers belongings and also insurance for our employees in case of an injury.  Upon purchasing insurance we plan to commence our operations of providing moving and storage services.  Our sole officer and sole director Shahzad Ahmed plans to do all the initial moving and storage himself. He plans to hire temporary employees on a needed basis as the business is starting off and he is trying to market the services to the potential customers.

Website development and marketing

Time frame: 6th to 9th months

Cost: $5,000

▪

In the seventh, eighth, and ninth months after completion of our offering, we plan to develop and build our website. After development of our website we plan to market our services through our website, phone, social networking websites, mails, emails, flyers, pamphlets and word of mouth.

Hire fulltime employees

Time frame: 9th to 12th months

Costs: $5,000

▪

In the tenth, eleventh, and twelfth months after completion of our offering we plan to be offer deals and discounts on our services.  During these months we plan to hire three fulltime employees and two temporary employees who will be called in to work if there is more work load than the other employees can handle as we anticipate to have a bigger customer base developed by then.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited operating history; Need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception (September 9, 2013) to September 30, 2013

During the period, we incorporated the Company, prepared a business plan, and registered our domain name. Our loss since inception is $2,425 related primarily to professional fees, the incorporation of the Company, bank charges office supplies, and registration of our domain name. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have offered and sold (i) 6,000,000 shares of common stock to Shahzad Ahmed, our sole officer and a director, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000.

Liquidity and Capital Resources

As of September 30, 2013, the company had $5,991 cash and our liabilities were $2,416, consisting of primarily professional fees, the incorporation of the Company, bank charges, office supplies and registration of our domain name.  As of the date of this prospectus, we have cash of $5,991. The available capital reserves of the Company are not sufficient for the Company to remain operational. During 2013, Shahzad Ahmed, our sole officer and director, who is currently our sole shareholder, advanced the Company $2,416 to pay expenses.  The loan is an oral contract, bears no interest and is payable on demand.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $15,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Should the Company fail to sell less at least 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fail Value of Financial Instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director and Officer currently serving our Company is as follows:

Name (1)	Age	Positions and Offices
Mr. Shahzad Ahmed	28	President, Chief Executive Officer, Secretary, Treasurer and Director

(1) c/o Universal Movers Corporation, 125 Beech Hall Road London, Greater London E4 9NN, UK..

The director named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Shahzad Ahmed, Age 28

Mr. Ahmed has served as our President, Chief Executive Officer, Secretary, Treasurer and a Director since our inception on September 9, 2013. He has been planning the formation and operation of the company for the last couple of years but just wasn't resourceful enough until now.  Prior to the formation of the company Mr. Ahmed has worked at Landry's Inc, in their restaurant section as a cook and later was promoted as a manager from June 2003 till December 2012.  He also has been a self employed event promoter for the last five years.  Currently Mr. Ahmed, our sole officer and sole director devotes approximately 20 hours per week to our business.  Mr. Ahmed has said he will devote fulltime to our business upon the effectiveness of this registration statement. These experiences, qualifications and attributes have led to our conclusion that Mr. Ahmed should be serving as a member of our Board of Director in light of our business and structure.

Director Independence

Our board of director is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of director has not made a subjective determination as to its sole director that no relationships exist which, in the opinion of our board of director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of director made these determinations, our board of director would have reviewed and discussed information provided by the director and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Significant Employees and Consultants

We currently have no employees.  Shahzad Ahmed, our sole officer and sole director, is a non-employee officer that handles the companies day to day operations.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. The Board of Director has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred in the past 10 years concerning our sole officer and director which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Shahzad Ahmed (1)	2013	0	0	0	0	0	0	0	0

(1) President and Chief Executive Officer, Secretary, Treasurer and Director.

We currently do not pay any compensation to our director serving on our board of director.

Stock Option Grants

We have not granted any stock options to the executive officer since our inception. Upon the further development of our business, we will likely grant options to our sole director and sole officer consistent with industry standards for businesses similar to ours.

Employment Agreements

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, Shahzad Ahmed.

Director Compensation

The following table sets forth director compensation as of September 30, 2013:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Shahzad Ahmed	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 16, 2013, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5%

of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,000,000 shares of our common stock issued and outstanding as of December 16, 2013. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned
Common Stock:	Shahzad Ahmed, President, Chief	6,000,000	100%
	Executive Officer, Secretary, Treasurer and Director (1)
All executive officers and directors as a group		6,000,000	100%

(1) c/o Universal Movers Corporation, 125 Beech Hall Road London, Greater London E4 9NN, UK..

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 13, 2013, pursuant to a Subscription Agreement, we offered and sold 6,000,000 shares of common stock to our sole officer and a director, Shahzad Ahmed, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000.

During 2013, Shahzad Ahmed, our sole officer and director, who is currently our sole shareholder, advanced the Company $2,416 to pay expenses.  The loan is an oral contract, bears no interest and is payable on demand.

The Company’s principal offices are located at 125 Beech Hall Road London, Greater London E4 9NN, UK..  Mr. Ahmed is providing us this office space free of charge.  This location will serve as our primary executive offices for the foreseeable future.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our director or officer, former director and officer, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

David A. Aronson, CPA, P.A., is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

UNIVERSAL MOVERS CORPORATION

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Universal Movers Corporation,

We have audited the accompanying balance sheet of Universal Movers Corporation (A Development Stage Company) as of September 30, 2013, and the related statements of operations, stockholder's deficit and cash flows for the period from inception (September 9, 2013) to September 30, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Movers Corporation (A Development Stage Company) as of September 30, 2013, and results of its operations and its cash flows for the period from inception (September 9, 2013) to September 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.

-------------------------------------

David A. Aronson, CPA. P.A.

North Miami Beach, Florida

October 17, 2013

Universal Movers Corporation
(A Development Stage Company)
Balance Sheet
September 30, 2013

ASSETS

Current Assets
Cash	$5,991
Total current assets	5,991

$5,991

LIABILITIES AND STOCKHOLDER'S DEFICIT

Liabilities
Loan payable - stockholder	$2,416
Total current liabilities	2,416

Stockholder's Deficit
Common stock, $0.001 par value; 75,000,000 shares authorized,
6,000,000 shares issued and outstanding	6,000
Deficit accumulated during development stage	(2,425)
3,575

$5,991

See accompanying notes to financial statements.

Universal Movers Corporation
(A Development Stage Company)
Statement of Operations
For the Period from September 9, 2013 (Inception) to September 30, 2013

From September 9,
2013 (Inception) to
September 30, 2013

Revenue, net	$-
Cost of goods sold	-
Gross income	-

Expenses
General and administrative expenses	$2,425

Net loss	$(2,425)

Loss per common share - Basic and fully diluted	$(0.00)

Weighted average number of shares outstanding - Basic and fully diluted	6,000,000

See accompanying notes to financial statements.

Universal Movers Corporation
(A Development Stage Company)
Statement of Stockholder's Deficit
For the Period From September 9, 2013 (Inception) to September 30, 2013

				Accumulated
				Deficit During	Total
	Common Stock		Additional	Development	Stockholder's
	Shares	Amount	Paid in capital	Stage	Equity
Issuance of common shares
for cash at $0.001 per share	6,000,000	6,000	-	-	6,000
Net loss	-	-	-	(2,425)	(2,425)
Balance - September 30, 2013	6,000,000	$6,000	$-	$(2,425)	$3,575

See accompanying notes to financial statements.

Universal Movers Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Period From September 9, 2013 (Inception) to September 30, 2013

From September 9,
2013 (Inception) to
September 30, 2013

Cash flows from operating activities
Net loss	$(2,425)
Adjustments to reconcile net loss to net cash used
by operating activities
Net cash used by operating activities	(2,425)

Cash flows from financing activities
Proceeds from issuance of common stock	6,000
Stockholder's loan	2,416
Net cash provided by financing activities	8,416

Net increase in cash	5,991
Cash at beginning of period	-
Cash at end of period	$5,991

Supplemental cash flow information
Cash paid during the period for
Interest	$-
Income taxes	$-

See accompanying notes to financial statements.

Universal Movers Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Universal Movers Corporation ("Universal" or the "Company") was incorporated on September 9, 2013, under the laws of the State of Nevada.  The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”.  The Company intends to provide moving and storage services to the general public.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at September 30, 2013.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

Universal Movers Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at September 30, 2013.

Fair Value of Financial Instruments

Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of September 30, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements

There are no recent accounting pronouncements that apply to the Company.

Note 2.  LOAN PAYABLE - STOCKHOLDER

During 2013 a stockholder of the Company advanced the Company $2,416 to pay for certain expenses.  The loan bears no interest and is payable on demand.

Note 3.  STOCKHOLDER'S DEFICIT

In September 2013, the Company issued 6,000,000 shares of common stock at $0.001 per share, for $6,000.

Universal Movers Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2013

Note 4.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	15%
Effect of operating losses	(15)%
0%

As of September 30, 2013, the Company has a net operating loss carry forward of approximately $2,400.  This loss will be available to offset future taxable income.  If not used, this carry forward will expire in 2033. The deferred tax asset relating to the operating loss carry forward has been fully reserved at September 30, 2013.

Note 5.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its long-range operating plan which is meant to build the Company slowly as opposed to generating revenues in the early stages.  For the period from September 9, 2013 (inception) to September 30, 2013, the Company incurred a net loss of approximately $2,400.  In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern.  To meet its cash needs, management expects to raise capital through a public offering.  In the event that this funding does not materialize, the Company's director has agreed, orally, to loan sufficient funds to maintain the Company's operations for the next 12 months.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 6. SUBSEQUENT EVENTS

In accordance with ASC 855, management has evaluated the subsequent events through the date of issuance of the financial statements.  Based upon this evaluation, there are no subsequent events that require disclosure.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

UNIVERSAL MOVERS CORPORATION

3,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY UNIVERSAL MOVERS CORPORATION

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2013

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount
SEC Registration Fee	$8.18
Miscellaneous	1,000.00
Legal Fees	3,500.00
Accounting Fees	2,500.00
Printing Costs	1,500.00
Transfer Agent Fees	1,500.00
TOTAL	$10,008.18

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defence or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defence of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On September 13, 2013, we offered and sold 6,000,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Form of Subscription Agreement with officer and director of registrant (1)
10.2	Form of Subscription Agreement by and between Universal Movers Corporation and purchasers in the offering of 3,000,000 shares (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) (1)
23.2	Consent of David A. Aronson, CPA, P.A.

(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-191904) filed with the Commission October 25, 2013.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, UK, on December 16, 2013.

UNIVERSAL MOVERS CORPORATION (Registrant)
By:	/s/ Shahzad Ahmed
Name:	Shahzad Ahmed
Title:	President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shahzad Ahmed, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Universal Movers Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Shahzad Ahmed	President and Chief Executive Officer,	December 16, 2013
Shahzad Ahmed	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Form of Subscription Agreement with officer and director of registrant (1)
10.2	Form of Subscription Agreement by and between Universal Movers Corporation and purchasers in the offering of 3,000,000 shares (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) (1)
23.2	Consent of David A. Aronson, CPA, P.A.

(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-191904) filed with the Commission October 25, 2013.